UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2025

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes

On June 13, 2025, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), closed its previously announced issuance and sale of $345 million aggregate principal amount of 1.75% Convertible Senior Notes due 2030 (the “Notes”), which included the exercise in full of the initial purchasers’ option to purchase up to an additional $45 million principal amount of the Notes.

The aggregate net proceeds to the Company from the issuance and sale of the $345 million aggregate principal amount of the Notes were approximately $333.9 million, after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering fees and expenses. The Company used approximately $16.5 million of the net proceeds from the offering of the Notes to pay the cost of entering into the Capped Call Transactions (as defined below). In addition, the Company used approximately $145.9 million of the net proceeds from the offering of the Notes for the repurchase of $150.0 million aggregate principal amount of its outstanding 0.625% Convertible Senior Notes due 2026 (the “2026 Notes”) in separate and privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliate, as the Company’s agent. The Company intends to use any remaining net proceeds for general corporate purposes, which may include the redemption or repayment of any of the Company’s existing outstanding indebtedness, including indebtedness outstanding under its revolving credit facility.

Indenture

The Notes were issued pursuant to an indenture, dated June 13, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and are the Company’s unsecured, unsubordinated obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent that the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes bear interest at a rate of 1.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2026. The Notes mature on September 15, 2030, unless earlier repurchased, redeemed or converted. Noteholders may convert their Notes at their option only in the following circumstances:

(i)	during any calendar quarter commencing after the calendar quarter ending on September 30, 2025 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

(ii)	during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day;

(iii)	upon the occurrence of certain corporate events or distributions on the Company’s common stock, as set forth in the Indenture;

(iv)	if the Company calls all or any Notes for redemption (provided that only Notes called for redemption shall become convertible); and

(v)	at any time from, and including, March 15, 2030 until the close of business on the second scheduled trading day immediately before the maturity date.

The Company will settle any conversions by paying or delivering, as applicable, cash or, if applicable and at the Company’s election, a combination of cash (which shall not be less than $1,000 for each $1,000 principal amount of Notes being settled) and shares of the Company’s common stock, based on the applicable conversion rate(s) at the time of each such conversion. The consideration due upon conversion will be determined over an observation period consisting of 30 “VWAP Trading Days” (as defined in the Indenture). The initial conversion rate is 13.8455 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $72.23 per share of the Company’s common stock, a premium of approximately 32.5% over the last reported sale price of $54.51 per share on June 10, 2025, the date on which the Notes were priced. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (so long as any partial redemptions do not result in less than $50.0 million principal amount of Notes outstanding), at the Company’s option at any time, and from time to time, on or after September 15, 2028 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, but only if (i) the Notes are “Freely Tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full, as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders will have the right to require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries.

The Indenture contains customary terms and covenants and events of default. If any event of default (other than certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs and is continuing, the Trustee, by written notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. If an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will consist exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 calendar days during which such event of default has occurred and is continuing, at a specified rate for the first 90 days of 0.25% per annum, and thereafter at a rate of 0.50% per annum, on the principal amount of the Notes.

A copy of the Indenture and the Form of 1.75% Convertible Senior Note due 2030 is attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”), each of which are incorporated herein by reference. The above descriptions of the Indenture and the Notes are summaries, are not complete and are qualified in their entirety by reference to the terms of the Indenture and the Notes filed as exhibits to this Form 8-K.

Capped Call Transactions

On June 10, 2025, in connection with the pricing of the offering of Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with Bank of Montreal, Royal Bank of Canada (through its agent RBC Capital Markets, LLC), Truist Bank and Wells Fargo Bank, National Association (the “Option Counterparties”). In addition, on June 12, 2025, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions have an initial strike price of approximately $72.23 per share, subject to adjustments, which corresponds to the approximate initial conversion price of the Notes. The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the Notes sold in the offering. The Capped Call Transactions are expected generally to reduce or offset potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments that the Company may be required to make in excess of the principal amount of converted Notes with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $87.22, which represents a premium of 60% over the last reported sale price of the Company’s common stock on June 10, 2025. The Capped Call Transactions expire on September 15, 2030. The Capped Call Transactions are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including a merger; a tender offer; and a nationalization, insolvency, or delisting involving the Company. In addition, the Capped Call Transactions are subject to certain specified additional disruption events that may give rise to a termination and/or adjustment of the Capped Call Transactions, including changes in law and hedging disruptions.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

A copy of the form of the Capped Call Transactions confirmation is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The above description of the Capped Call Transactions confirmation is a summary, is not complete and is qualified in its entirety by reference to the terms of the Capped Call Transactions confirmation filed as an exhibit to this Form 8-K.

Certain Relationships

Certain of the initial purchasers and/or their affiliates are holders of the 2026 Notes and will therefore receive a portion of the proceeds from the offering of the Notes by reason of the repurchase of a portion of the outstanding 2026 Notes. Additionally, certain of the initial purchasers and/or their affiliates act as lenders and/or agents under the Company’s revolving credit facility and, to the extent applicable, may receive a portion of the proceeds from the offering of the Notes by reason of the repayment of outstanding borrowings under the Company’s revolving credit facility. Certain of the initial purchasers or their respective affiliates also entered into the Capped Call Transactions. The Trustee and/or certain of its affiliates act as lenders and/or agents under the Company’s revolving credit facility and may also hold the Notes.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the repurchase of the 2026 Notes, on June 16, 2025, the Company entered into partial unwind agreements with certain of the initial purchasers of the 2026 Notes and/or their respective affiliates and certain other financial institutions, to unwind a portion of the convertible note hedge transactions and warrant transactions entered into in connection with the offering of the 2026 Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering. The initial purchasers are initially offering the Notes only to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.  Initially, a maximum of 6,329,094 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 18.3452 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 8.01	Other Events.

On June 10, 2025, the Company issued a press release announcing the pricing of its offering of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 13, 2025, by and between Cracker Barrel Old Country Store, Inc., and U.S. Bank Trust Company National Association, as trustee.

4.2	Form of 1.75% Convertible Senior Note due 2030 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Form of Capped Call Transactions confirmation.

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated June 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2025

Cracker Barrel Old Country Store, Inc.

By:	/s/ Richard M. Wolfson
Name:	Richard M. Wolfson
Title:	Senior Vice President, General Counsel & Corporate Secretary